EXHIBIT 21.02

Subsidiaries of Levitz Furniture Corporation:

                                               JURISDICTION OF
NAME                                            INCORPORATION
----                                            -------------

Levitz Furniture Company
of the Midwest, Inc.                              Colorado

Levitz Furniture Company
of the Pacific, Inc.                             California

Levitz Furniture Company
of Washington, Inc.                              Washington

John M. Smyth Company                             Illinois